UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2024
SALARIUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Holcombe Blvd. Suite X Houston, TX		77021
(Address of principal executive offices)		(Zip Code)
(832) 834-9144
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SLRX	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01.	Entry into Material Definitive Agreement.

Securities Purchase Agreement

On December 12, 2024, Salarius Pharmaceuticals, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with C/M Capital Master Fund, LP (the “Purchaser”), pursuant to which the Company, subject to the restrictions and satisfaction of the conditions in the Purchase Agreement, has the right, but not the obligation, to sell to the Purchaser, and the Purchaser is obligated to purchase, up to the lesser of (i) $10 million of newly issued shares (the “Purchase Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) and (ii) the Exchange Cap (as defined below). As consideration for the Purchaser’s execution and delivery of the Purchase Agreement, the Company has agreed to issue to the Purchaser, simultaneously with the delivery of any and all Purchase Shares purchased under the Purchase Agreement, a number of shares of Common Stock equal to one percent (1%) of the number of Purchase Shares actually sold in each sale under the Purchase Agreement (the “Commitment Shares” and, together with the Purchase Shares, the “Securities”).

The Company does not have a right to commence any sales of Common Stock to the Purchaser under the Purchase Agreement until the time when all of the conditions to the Company’s right to commence sales of Common Stock to the Purchaser set forth in the Purchase Agreement have been satisfied, including that a registration statement covering the resale of the Securities is declared effective by the Securities and Exchange Commission (the “SEC”) and the final form of prospectus contained therein is filed with the SEC (the “Commencement Date”).

Over the 36-month period from and after the Commencement Date (unless the Purchase Agreement is terminated earlier in accordance with its terms), the Purchaser has no right to require the Company to sell any shares of Common Stock to the Purchaser, but the Purchaser is obligated to make purchases as the Company directs, subject to certain conditions. There are no upper limits on the price per share that the Purchaser must pay for shares of Common Stock. Actual sales of shares of Common Stock to the Purchaser will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Company’s Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

At any time from and after the Commencement Date, on any business day on which the previous business day’s closing sale price of the Common Stock was equal to or greater than $1.00 (the “Purchase Date”), the Company may direct the Purchaser to purchase a specified number of shares of Common Stock (a “Fixed Purchase”) not to exceed $200,000, at a purchase price equal to the lesser of 95% of (i) the daily volume weighted average price (the “VWAP”) of the Common Stock for the five trading days immediately preceding the applicable Purchase Date for such Fixed Purchase and (ii) the closing price of a share of Common Stock on the trading day immediately prior to such applicable Purchase Date.

In addition, at any time from and after the Commencement Date, on any business day on which the previous business day’s closing sale price of the Common Stock is equal to or greater than $1.00 and such business day is also the Purchase Date for a Fixed Purchase of an amount of shares of Common Stock not less than the applicable Fixed Purchase Maximum Amount (as defined in the Purchase Agreement) (the “VWAP Purchase Date”), the Company may also direct the Purchaser to purchase an additional number of shares of Common Stock in an amount up to the VWAP Purchase Maximum Amount (as defined in the Purchase Agreement) (a “VWAP Purchase”) at a purchase price equal to the lesser of 95% of (i) the closing price of a share of Common Stock on the trading day immediately prior to such applicable Purchase Date and (ii) the VWAP during the period on the applicable VWAP Purchase Date beginning at the opening of trading and ending at the VWAP Purchase Termination Time (as defined in the Purchase Agreement).

At any time from and after the Commencement Date, on any business day that is also the VWAP Purchase Date for a VWAP Purchase, the Company may also direct the Purchaser to purchase, on such same business day (the “Additional VWAP Purchase Date”), an additional number of shares of Common Stock in an amount up to the Additional VWAP Purchase Maximum Amount (as defined in the Purchase Agreement) (an “Additional VWAP Purchase”) at a purchase price equal to the lesser of 95% of (i) the closing price of a share of Common Stock on the trading day immediately prior to such applicable Purchase Date and (ii) the VWAP during the Additional VWAP Purchase Period (as defined in the Purchase Agreement) on the applicable Additional VWAP Purchase Date.

If the Company makes certain issuances of Company securities within a specified period of time after a Purchase Date and such securities are issued at prices (the “New Issuance Price”) less than the prices to be paid by the Purchaser in such Fixed Purchase, VWAP Purchase or Additional VWAP Purchase, the purchase price for such applicable Fixed Purchase, VWAP Purchase and Additional VWAP Purchase would be reduced to the New Issuance Price, subject to the terms and conditions set forth in the Purchase Agreement.

Under the Purchase Agreement, in no event may the aggregate amount of Purchase Shares submitted in any single or combination of VWAP Purchase notices and/or Additional VWAP Purchase notices on a particular date require a payment from the Purchaser to the Company that exceeds $2,500,000, unless such limitation is waived by the Purchaser.

In no event shall the Company issue or sell any shares of Common Stock pursuant to the Purchase Agreement to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to the Purchase Agreement (including the Commitment Shares) would exceed 19.99% of the total number of shares of Common Stock issued and outstanding immediately preceding the execution of the Purchase Agreement (the “Exchange Cap”), subject to adjustment as set forth in the Purchase Agreement, unless and until (i) the Company obtains the approval of the issuance of such shares by its stockholders in accordance with the applicable stock exchange rules or (ii) the average price paid for all shares of Common Stock issued under the Purchase Agreement (including Commitment Shares) is equal to or in excess of the lower of (A) the closing price on the Nasdaq Capital Market on December 11, 2024 and (B) the average of the closing prices of the Common Stock for the five business days immediately preceding December 12, 2024, as calculated in accordance with the rules of the Nasdaq Capital Market, such that the sales of such Common Stock to the Purchaser would not count toward the Exchange Cap because they are “at market” under applicable stock exchange rules.

In addition, the Purchaser is not obligated to buy any shares of Common Stock pursuant to the Purchase Agreement if such shares of Common Stock, when aggregated with all other common stock then beneficially owned by the Purchaser and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder), would result in the Purchaser beneficially owning Common Stock in excess of 4.99% of the then-outstanding shares of common stock (the “Beneficial Ownership Limitation”), provided, however, the Purchaser may increase the Beneficial Ownership Limitation up to 9.99% at its sole discretion upon sixty-one days’ prior written notice to the Company. For the avoidance of doubt, the Beneficial Ownership Limitation in no event will exceed 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to the Purchase Agreement.

The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its stock to the Purchaser. The Company expects that any proceeds received by the Company from such sales to the Purchaser will be used for working capital and other general corporate purposes.

The Company has the right to terminate the Purchase Agreement at any time, upon one business day’s notice, at no cost or penalty. During any “suspension event” under the Purchase Agreement, the Purchaser does not have the right to terminate the Purchase Agreement; however, the Company may not initiate any regular or other purchase of shares by the Purchaser, until such event of default is cured. In addition, in the event of bankruptcy proceedings by or against the Company, the Purchase Agreement will automatically terminate in accordance with the terms of the Purchase Agreement.

Registration Rights Agreement

Concurrent with the execution of the Purchase Agreement, the Company entered into a registration rights agreement with the Purchaser (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement on Form S-1 with the SEC covering the resale of the Securities, on or before the 30th calendar day following the date of the Registration Rights Agreement and to use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC at the earliest practicable date, subject to limited exceptions described therein. The registration rights granted under the Registration Rights Agreement are subject to certain conditions and limitations and are subject to customary indemnification and contribution provisions.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.
In the Purchase Agreement, the Purchaser represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)). The securities referred to in this Current Report on Form 8-K are being issued and sold by the Company to the Purchaser in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Item 3.02.	Unregistered Sales of Equity Securities.
The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1*	Securities Purchase Agreement, dated December 12, 2024, by and between Salarius Pharmaceuticals, Inc. and C/M Capital Master Fund, LP.

10.2*	Registration Rights Agreement, dated December 12, 2024, by and between Salarius Pharmaceuticals, Inc. and C/M Capital Master Fund, LP.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARIUS PHARMACEUTICALS, INC.

Date: December 12, 2024	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum Executive Vice President & Chief Financial Officer